Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements:

(1)	Registration Statement (Form S-8 No. 333-210969) pertaining to the Pinnacle Entertainment, Inc. 2016 Equity and Performance Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-210970) pertaining to the Pinnacle Entertainment, Inc. Directors Deferred Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-210971) pertaining to the Pinnacle Entertainment, Inc. Executive Deferred Compensation Plan, and

(4)	Registration Statement (Form S-8 No. 333-210972) pertaining to the Pinnacle Entertainment, Inc. 401(k) Investment Plan

of our reports dated February 28, 2017, with respect to the consolidated financial statements and schedule of Pinnacle Entertainment, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Pinnacle Entertainment, Inc., and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
Las Vegas, Nevada
February 28, 2017